                                                               Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1999

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


     ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.  Plan is subject to ERISA, see Item 4 for required information.


Item 2.  Plan is subject to ERISA, see Item 4 for required information.


Item 3.  Plan is subject to ERISA, see Item 4 for required information.


Item 4.  Financial Statements and Exhibits
         ---------------------------------

    (a)  Financial Statements<F*>:

         Report of Independent Accountants

         Statements of Net Assets Available for Benefits with Fund Information at March 31, 1999 and March 31, 1998.

         Statements of Changes in Net Assets Available for Benefits with Fund Information for year ended March 31, 1999 and March 31, 1998.

         Notes to financial statements

         Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefit with Fund Information at March 31, 1999 and March 31, 1998 (Appendix A)

         Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits with Fund Information for the Year Ended March 31, 1999 and March 31, 1998 (Appendix A)


    (b)  Exhibits:

         None
[FN]
         <F*>  Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                 ANHEUSER-BUSCH DEFERRED INCOME
                                 STOCK PURCHASE AND SAVINGS PLAN






                                  By:      JOBETH G. BROWN
                                     --------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 24, 1999

[LOGO]

                                                 PricewaterhouseCoopers LLP
                                                 800 Market Street
                                                 St. Louis MO  63101
                                                 Telephone (314) 206 8500


                      REPORT OF INDEPENDENT ACCOUNTANTS


July 30, 1999

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan



In our opinion, the accompanying statements of net assets available for benefits with fund information and the related statements of changes in net assets available for benefits with fund information present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan at March 31, 1999 and 1998, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ PricewaterhouseCoopers LLP

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1999
PAGE 2
---------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
ASSETS
Contributions receivable:
   Participants                           $           --       $        --      $        --     $         --      $        --
   Employer                                           --                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
                                                      --                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Investments, at fair value:
   Anheuser-Busch Companies, Inc.
     Common Stock<F*>                      1,387,120,464
   Anheuser-Busch Companies, Inc.
     Short-Term Fixed Income Fund                               15,131,738
   Anheuser-Busch Companies, Inc.
     Medium-Term Fixed Income Fund                                               33,450,450
   Anheuser-Busch Companies, Inc.
     Equity Index Fund<F*>                                                                       194,335,020
   Anheuser-Busch Companies, Inc.
     Managed Balanced Fund                                                                                         17,210,673
   Anheuser-Busch Companies, Inc.
     Index Balanced Fund
   Participant loans
   Earthgrains Company, Inc.
     Stock Fund                                       --                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    1,387,120,464        15,131,738       33,450,450      194,335,020       17,210,673
                                          --------------       -----------      -----------     ------------      -----------
      Total assets                         1,387,120,464        15,131,738       33,450,450      194,335,020       17,210,673
                                          --------------       -----------      -----------     ------------      -----------

LIABILITIES
Notes payable                               (105,250,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
      Total liabilities                     (105,250,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
   Net assets available for benefits      $1,281,870,464       $15,131,738      $33,450,450     $194,335,020      $17,210,673
                                          ==============       ===========      ===========     ============      ===========


                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND               LOANS          STOCK FUND             TOTAL
ASSETS
Contributions receivable:
   Participants                               $        --        $        --       $        --       $           --
   Employer                                            --                 --                --                   --
                                              -----------        -----------       -----------       --------------
                                                       --                 --                --                   --
                                              -----------        -----------       -----------       --------------

Investments, at fair value:
   Anheuser-Busch Companies, Inc.
     Common Stock<F*>                                                                                 1,387,120,464
   Anheuser-Busch Companies, Inc.
     Short-Term Fixed Income Fund                                                                        15,131,738
   Anheuser-Busch Companies, Inc.
     Medium-Term Fixed Income Fund                                                                       33,450,450
   Anheuser-Busch Companies, Inc.
     Equity Index Fund<F*>                                                                              194,335,020
   Anheuser-Busch Companies, Inc.
     Managed Balanced Fund                                                                               17,210,673
   Anheuser-Busch Companies, Inc.
     Index Balanced Fund                       18,408,992                                                18,408,992
   Participant loans                                              38,896,224                             38,896,224
   Earthgrains Company, Inc.
     Stock Fund                                        --                 --        15,849,735           15,849,735
                                              -----------        -----------       -----------       --------------
      Total investments                        18,408,992         38,896,224        15,849,735        1,720,403,296
                                              -----------        -----------       -----------       --------------
      Total assets                             18,408,992         38,896,224        15,849,735        1,720,403,296
                                              -----------        -----------       -----------       --------------

LIABILITIES
Notes payable                                          --                 --                --         (105,250,000)
                                              -----------        -----------       -----------       --------------
      Total liabilities                                --                 --                --         (105,250,000)
                                              -----------        -----------       -----------       --------------
   Net assets available for benefits          $18,408,992        $38,896,224       $15,849,735       $1,615,153,296
                                              ===========        ===========       ===========       ==============

<F*>  Represents more than 5% of net assets available for benefits.

  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 1998
PAGE 3
-----------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM           EQUITY            MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME           INDEX             BALANCED
                                            STOCK FUND            FUND              FUND               FUND                FUND
ASSETS
Contributions receivable:
   Participants                           $   1,081,331        $    21,605       $    72,571       $    386,083       $    48,085
   Employer                                     829,480                 --                --                 --                --
                                          -------------        -----------       -----------       ------------       -----------
                                              1,910,811             21,605            72,571            386,083            48,085
                                          -------------        -----------       -----------       ------------       -----------

Investments, at fair value:
   Anheuser-Busch Companies, Inc.
     Common Stock<F*>                       872,384,224
   Anheuser-Busch Companies, Inc.
     Short-Term Fixed Income Fund                               15,412,214
   Anheuser-Busch Companies, Inc.
     Medium-Term Fixed Income Fund                                                33,984,799
   Anheuser-Busch Companies, Inc.
     Equity Index Fund<F*>                                                                          160,842,251
   Anheuser-Busch Companies, Inc.
     Managed Balanced Fund                                                                                             15,179,207
   Anheuser-Busch Companies, Inc.
     Index Balanced Fund
   Participant loans
   Earthgrains Company, Inc.
     Stock Fund                                      --                 --                --                 --               --
                                          -------------        -----------       -----------       ------------       -----------

      Total investments                     872,384,224         15,412,214        33,984,799        160,842,251        15,179,207
                                          -------------        -----------       -----------       ------------       -----------
      Total assets                          874,295,035         15,433,819        34,057,370        161,228,334        15,227,292
                                          -------------        -----------       -----------       ------------       -----------
LIABILITIES
Notes payable                              (123,600,000)                --                --                 --                --
                                          -------------        -----------       -----------       ------------       -----------
      Total liabilities                    (123,600,000)                --                --                 --                --
                                          -------------        -----------       -----------       ------------       -----------
   Net assets available for benefits      $ 750,695,035        $15,433,819       $34,057,370       $161,228,334       $15,227,292
                                          =============        ===========       ===========       ============       ===========


                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND               LOANS          STOCK FUND             TOTAL
ASSETS
Contributions receivable:
   Participants                               $    37,032        $        --       $        --       $    1,646,707
   Employer                                            --                 --                --              829,480
                                              -----------        -----------       -----------       --------------
                                                   37,032                 --                --            2,476,187
                                              -----------        -----------       -----------       --------------

Investments, at fair value:
   Anheuser-Busch Companies, Inc.
     Common Stock<F*>                                                                                   872,384,224
   Anheuser-Busch Companies, Inc.
     Short-Term Fixed Income Fund                                                                        15,412,214
   Anheuser-Busch Companies, Inc.
     Medium-Term Fixed Income Fund                                                                       33,984,799
   Anheuser-Busch Companies, Inc.
     Equity Index Fund<F*>                                                                              160,842,251
   Anheuser-Busch Companies, Inc.
     Managed Balanced Fund                                                                               15,179,207
   Anheuser-Busch Companies, Inc.
     Index Balanced Fund                       15,650,572                                                15,650,572
   Participant loans                                              37,037,993                             37,037,993
   Earthgrains Company, Inc.
     Stock Fund                                        --                 --        17,926,402           17,926,402
                                              -----------        -----------       -----------       --------------
      Total investments                        15,650,572         37,037,993        17,926,402        1,168,417,662
                                              -----------        -----------       -----------       --------------
      Total assets                             15,687,604         37,037,993        17,926,402        1,170,893,849
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (123,600,000)
                                              -----------        -----------       -----------       --------------
      Total liabilities                                --                 --                --         (123,600,000)
                                              -----------        -----------       -----------       --------------
   Net assets available for benefits          $15,687,604        $37,037,993       $17,926,402       $1,047,293,849
                                              ===========        ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits.


  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
YEAR ENDED MARCH 31, 1999
PAGE 4
-----------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM           EQUITY            MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME           INDEX            BALANCED
                                            STOCK FUND            FUND              FUND               FUND               FUND
Additions to net assets attributed to:
   Contributions:
     Participants                         $   28,805,565       $   513,330       $ 1,569,047       $ 10,999,490       $ 1,183,091
     Employer                                  1,626,930                --                --                 --                --
                                          --------------       -----------       -----------       ------------       -----------
       Total contributions                    30,432,495           513,330         1,569,047         10,999,490         1,183,091

   Investment income:
     Interest                                    494,171
     Dividends                                 4,300,277
     Net realized and unrealized
       appreciation in fair value
       of investments                        550,583,057         2,029,181         2,092,208         32,003,256         1,415,208
                                          --------------       -----------       -----------       ------------       -----------
       Total additions                       585,810,000         2,542,511         3,661,255         43,002,746         2,598,299
                                          --------------       -----------       -----------       ------------       -----------

Deductions from net assets attributed to:
   Distributions to participants              47,926,992         3,343,634         2,579,670         10,764,506           672,621
   Interest expense                           10,095,030
   Administrative expenses                        13,437                --                --                 --                --
                                          --------------       -----------       -----------       ------------       -----------
       Total deductions                       58,035,459         3,343,634         2,579,670         10,764,506           672,621
                                          --------------       -----------       -----------       ------------       -----------
Net transfers in (out)                         3,400,888           499,042        (1,688,505)           868,446            57,703
                                          --------------       -----------       -----------       ------------       -----------
Net increase (decrease)                      531,175,429          (302,081)         (606,920)        33,106,686         1,983,381

Net assets available for benefits:
   Beginning of year                         750,695,035        15,433,819        34,057,370        161,228,334        15,227,292
                                          --------------       -----------       -----------       ------------       -----------
   End of year                            $1,281,870,464       $15,131,738       $33,450,450       $194,335,020       $17,210,673
                                          ==============       ===========       ===========       ============       ===========


                                               INDEXED                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
     Participants                             $   977,183        $        --       $        --       $   44,047,706
     Employer                                          --                 --                --            1,626,930
                                              -----------        -----------       -----------       --------------
       Total contributions                        977,183                 --                --           45,674,636

   Investment income:
     Interest                                                      3,379,756                              3,873,927
     Dividends                                                                                            4,300,277
     Net realized and unrealized
       appreciation in fair value
       of investments                           2,269,152                 --           653,768          591,045,830
                                              -----------        -----------       -----------       --------------
       Total additions                          3,246,335          3,379,756           653,768          644,894,670
                                              -----------        -----------       -----------       --------------

Deductions from net assets attributed to:
   Distributions to participants                1,685,750          1,104,104         1,474,968           69,552,245
   Interest expense                                                                                      10,095,030
   Administrative expenses                             --                 --                --               13,437
                                              -----------        -----------       -----------       --------------
       Total deductions                         1,685,750          1,104,104         1,474,968           79,660,712
                                              -----------        -----------       -----------       --------------
Net transfers in (out)                          1,160,803           (417,421)       (1,255,467)           2,625,489
                                              -----------        -----------       -----------       --------------
Net increase (decrease)                         2,721,388          1,858,231        (2,076,667)         567,859,447

Net assets available for benefits:
   Beginning of year                           15,687,604         37,037,993        17,926,402        1,047,293,849
                                              -----------        -----------       -----------       --------------
   End of year                                $18,408,992        $38,896,224       $15,849,735       $1,615,153,296
                                              ===========        ===========       ===========       ==============



  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
YEAR ENDED MARCH 31, 1998
PAGE 5
-----------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM           EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME           INDEX            BALANCED
                                            STOCK FUND            FUND              FUND               FUND               FUND
Additions to net assets attributed to:
   Contributions:
     Participants                         $ 30,607,568         $   714,172       $ 1,908,031       $  8,396,009       $ 1,171,617
     Employer                               10,563,135                  --                --                 --                --
                                          ------------         -----------       -----------       ------------       -----------
       Total contributions                  41,170,703             714,172         1,908,031          8,396,009         1,171,617

   Investment income:
     Interest                                  293,251
     Dividends                               4,827,953
     Net realized and unrealized
       appreciation in fair value
       of investments                      102,995,504             729,974         3,145,115         39,875,501         3,023,408
                                          ------------         -----------       -----------       ------------       -----------
       Total additions                     149,287,411           1,444,146         5,053,146         48,271,510         4,195,025
                                          ------------         -----------       -----------       ------------       -----------

Deductions from net assets attributed to:
   Distributions to participants            46,531,249           1,915,870         1,597,875          5,511,845           959,184
   Interest expense                         11,636,625
   Administrative expenses                       6,160                  --                --                 --                --
                                          ------------         -----------       -----------       ------------       -----------
       Total deductions                     58,174,034           1,915,870         1,597,875          5,511,845           959,184
                                          ------------         -----------       -----------       ------------       -----------
Net transfers (out) in                     (68,045,980)          5,381,865        (2,354,879)        50,653,055         3,129,717
                                          ------------         -----------       -----------       ------------       -----------
Net increase                                23,067,397           4,910,141         1,100,392         93,412,720         6,365,558

Net assets available for benefits:
   Beginning of year                       727,627,638          10,523,678        32,956,978         67,815,614         8,861,734
                                          ------------         -----------       -----------       ------------       -----------
   End of year                            $750,695,035         $15,433,819       $34,057,370       $161,228,334       $15,227,292
                                          ============         ===========       ===========       ============       ===========


                                               INDEXED                             EARTHGRAINS
                                               BALANCED           PARTICIPANT        COMPANY
                                                 FUND              LOAN FUND       STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
     Participants                             $   862,316        $        --       $        --       $   43,659,713
     Employer                                          --                 --                --           10,563,135
                                              -----------        -----------       -----------       --------------
       Total contributions                        862,316                 --                --           54,222,848

   Investment income:
     Interest                                                      2,887,749                              3,181,000
     Dividends                                                                                            4,827,953
     Net realized and unrealized
       appreciation in fair value
       of investments                           2,462,802                 --         8,809,539          161,041,843
                                              -----------        -----------       -----------       --------------
       Total additions                          3,325,118          2,887,749         8,809,539          223,273,644
                                              -----------        -----------       -----------       --------------

Deductions from net assets attributed to:
   Distributions to participants                  627,351          1,767,142         1,290,887           60,201,403
   Interest expense                                                                                      11,636,625
   Administrative expenses                             --                 --                --                6,160
                                              -----------        -----------       -----------       --------------
       Total deductions                           627,351          1,767,142         1,290,887           71,844,188
                                              -----------        -----------       -----------       --------------
Net transfers in (out)                          6,367,101          1,336,277        (1,564,102)          (5,096,946)
                                              -----------        -----------       -----------       --------------
Net increase                                    9,064,868          2,456,884         5,954,550          146,332,510

Net assets available for benefits:
   Beginning of year                            6,622,736         34,581,109        11,971,852          900,961,339
                                              -----------        -----------       -----------       --------------
   End of year                                $15,687,604        $37,037,993       $17,926,402       $1,047,293,849
                                              ===========        ===========       ===========       ==============

  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 6
------------------------------------------------------------------------------

1.  DESCRIPTION OF THE PLAN

    GENERAL
    The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (the
    Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Original Plan was established by Anheuser-Busch, Inc., effective April 1, 1976. The Original Plan was divided into two separate plans effective January 1, 1985: the Deferred Income Stock Purchase and Savings Plan and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees not covered by a collective bargaining agreement. Effective July 1, 1994, the Plan was divided into two separate plans, one of which is a continuation of the Plan as amended, and the other of which is the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Certain Hourly Employees of the Earthgrains Company).

    The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company which include:
    Anheuser-Busch Asia, Inc.; Anheuser-Busch Beverage Group, Inc.; Anheuser-Busch Distributors of New York, Inc.; Anheuser-Busch Europe, Inc.; Anheuser-Busch, Inc.; Anheuser-Busch International, Inc.; Anheuser-Busch Investment Capital Corporation; Anheuser-Busch Mexico, Inc.; Anheuser-Busch Recycling Corporation; Anheuser-Busch Sales of Hawaii, Inc.; Anheuser-Busch Sales of South Bay, Inc.; August A. Busch & Co. of Massachusetts; Boardwalk and Baseball, Inc.; Busch Agricultural Resources, Inc.; Busch Agricultural Resources International, Inc.; Busch Biotech, Inc.; Busch Creative Services Corporation; Busch Entertainment Corporation; Busch Media Group; Busch Mechanical Services, Inc.; Busch Properties, Inc.; Busch Properties of Florida, Inc.; Consolidated Farms, Inc.; Eagle Snacks, Inc.; Fairfield Transport, Inc.; Innervision Productions, Inc.; Kingsmill Realty, Inc.; Manufacturers Cartage Company; Manufacturers Railway Company; Metal Container Corporation; Metal Container Corporation of California; Metal Container International, Inc.; MRS Transport Company; Nutri-Turf, Inc.; Pacific International Rice Mills, Inc.; Packaging Business Services, Inc.; Precision Printing and Packaging, Inc.; Sea World of Florida, Inc.; Sea World of Texas, Inc.; Sea World, Inc.; St. Louis Refrigerator Car Company; and Williamsburg Transport, Inc.

    The Plan is operated in compliance with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986. The Plan was restated effective April 1, 1994 primarily to incorporate previous amendments. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

    PLAN ADMINISTRATION
    The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 7
------------------------------------------------------------------------------

    assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

    The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

    Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

    PLAN PARTICIPATION
    Each employee of a participating employer (other than employees covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after completing one year of service in which 1,000 hours of service are completed. Participation by eligible employees is voluntary.

    CONTRIBUTIONS
    A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax or after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. Effective April 1, 1998, the participating employer's matching contribution may not be less than 33-1/3% nor more than 100% of the aggregate participant contributions. The Company may, however, contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

    The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are made by transferring shares of Anheuser-Busch Common Stock from the ESOP and allocating the shares to participants who have account balances as of the end of the Plan year and are required to be made within 180 days of the Plan's year end. For the year ended March 31, 1999, 40,240 shares with a value of $2,997,886 were transferred from the ESOP to participant accounts on April 6, 1999 for the required Supplemental

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 8
------------------------------------------------------------------------------

    Contribution. For the year ended March 31, 1998 a Supplemental Contribution was not required.

    Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1989 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change of control" in the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions. There were $34,102 and $8,581 in forfeitures during the years ended March 31, 1999 and 1998, respectively.

    INVESTMENTS
    The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, an Earthgrains Company Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Index Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions and all unmatched contributions to be invested in increments of 1% into any fund established under the Plan. Earnings are reinvested in the fund to which they relate.

    The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

    DISTRIBUTIONS
    The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of their account and the part of the Company contribution portion of their account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 9
------------------------------------------------------------------------------

    PARTICIPANT LOANS
    A participant may borrow from Before-Tax and/or After-Tax vested account balances, subject to certain conditions. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one-year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point as of the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

    PLAN EXPENSES
    Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are charged to and paid by the participating employers.

    PLAN TERMINATION
    The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF ACCOUNTING
    The Plan's financial statements are prepared on the accrual basis of accounting.

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

    INVESTMENT VALUATION
    Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

    Investment securities are exposed to various risks, such as interest rate, market, and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits with Fund Information.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 10
------------------------------------------------------------------------------

    SECURITY TRANSACTIONS AND INVESTMENT INCOME
    Investment purchases and sales, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

    ALLOCATION OF ASSETS
    The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

3.  INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
    MASTER TRUST

    Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan transferred its investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

    At March 31, 1999 and 1998, the Plan's interest in the net assets of the Master Trust was approximately 53% and 52%, respectively.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 11
------------------------------------------------------------------------------

    The following table presents the fair value of investments for the Master Trust:

                                                                 MARCH 31,
                                                          1999               1998
    Investments at fair value:
       Anheuser-Busch common stock                   $2,690,248,415    $1,768,443,386
       Short-term fixed income                           22,336,551        23,983,370
       Medium-term fixed income                          45,376,432        48,360,569
       Equity index                                     302,006,045       244,609,595
       Managed balanced                                  23,560,824        21,318,878
       Index balanced                                    26,361,477        21,599,221
       Participant loans                                 87,168,848        83,211,937
       Earthgrains Company common stock                  29,552,524        35,570,828
                                                     --------------    --------------
                                                     $3,226,611,116    $2,247,097,784
                                                     ==============    ==============

    Investment income for the Master Trust is as follows:

                                                            YEAR ENDED MARCH 31,
                                                           1999              1998

    Net appreciation in fair value of investments:
       Anheuser-Busch common stock                   $1,048,963,294      $178,962,138
       Short-term fixed income                            1,148,887            29,847
       Medium-term fixed income                             114,341         1,391,974
       Equity index                                      45,686,098        50,332,246
       Managed balanced                                   2,004,553         3,829,723
       Index balanced                                     3,289,062         2,946,651
       Earthgrains Company common stock                   1,575,592        17,367,264
                                                     --------------      ------------
                                                      1,102,781,827       254,859,843
                                                     --------------      ------------

    Interest                                             18,649,560        14,661,835
    Dividends                                            39,115,247        41,880,450
                                                     --------------      ------------

                                                     $1,160,546,634      $311,402,128
                                                     ==============      ============

    Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1999 and 1998 are included as Appendix A.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 12
------------------------------------------------------------------------------

4.  FEDERAL INCOME TAX STATUS

    The Internal Revenue Service has determined and informed the Company by a letter dated January 30, 1995, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code. The Plan Administrator and the Plan's tax counsel believe that the Plan is designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.  NOTES PAYABLE

    In June 1989, the Plan issued $250 million in guaranteed 8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semi-annually. Principal is payable in annual instalments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. and Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as collateral for the Notes. The shares are maintained in the Company Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the years ended March 31, 1999 and 1998, 765,449 and 779,918 shares were released to participants, respectively. At March 31, 1999 and 1998 the Company Stock Fund held 3,542,629 and 4,308,078 unallocated shares, respectively.

    Principal maturities for each of the years ending March 31, are as follows:

        2000                                    $ 19,150,000
        2001                                      20,000,000
        2002                                      20,950,000
        2003                                      22,000,000
        2004                                      23,150,000
                                                ------------
                                                $105,250,000
                                                ============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 13
------------------------------------------------------------------------------

6.  BENEFIT OBLIGATIONS

    Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:

                                                                  MARCH 31,
                                                            1999              1998
    Anheuser-Busch Companies common stock fund           $2,220,547        $2,196,491
    Short-term fixed income fund                            248,742           222,141
    Medium-term fixed income fund                           165,609           358,554
    Equity index fund                                       622,399           270,941
    Managed balanced fund                                    34,207            36,474
    Index balanced fund                                      77,267            51,193
    Earthgrains Company common stock fund                    74,752            65,002
                                                         ----------        ----------
                                                         $3,443,523        $3,200,796
                                                         ==========        ==========

    In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.

7.  TRANSACTIONS WITH PARTIES-IN-INTEREST

    During the years ended March 31, 1999 and 1998, transactions with the Company included aggregate common stock purchases totaling $58,821,927 and $7,926,346, respectively, and aggregate common stock sales totaling $41,952,593 and $45,918,693, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

    During the years ended March 31, 1999 and 1998, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $111,473,934 and $61,993,480, respectively and aggregate investment sales totaling $106,799,379 and $61,267,087, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

8.  UNIT ACCOUNTING

    As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1999, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 1999
PAGE 14
------------------------------------------------------------------------------

                                                      UNITS HELD         NAV PER UNIT
    Anheuser-Busch Companies, Inc. Stock Fund         42,586,364             26.17
    Short-Term Fixed Income Fund                         821,709             18.42
    Medium-Term Fixed Income Fund                      1,335,826             25.04
    Equity Index Fund                                    668,099            290.88
    Managed Balanced Fund                                832,036             20.69
    Index Balanced Fund                                  349,842             52.62
    Participant Loans                                 38,896,224              1.00
    Earthgrains Company Stock Fund                     1,073,587             14.76

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 1 OF 4
MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $2,673,153,056       $        --      $        --     $         --      $        --
   Interest bearing cash                      17,095,359
   U.S. government securities                                    8,687,849       19,234,879
   Corporate debt instruments                                   13,415,531       25,908,975
   Insurance contracts                                                                                             23,560,824
   Interest in common/
     collective trusts
   Loans to participants
   Earthgrains Company, Inc.
     common stock
   Other investments<F*>                              --           233,171          232,578      302,006,045               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
         Total assets                      2,690,248,415        22,336,551       45,376,432      302,006,045       23,560,824
                                          --------------       -----------      -----------     ------------      -----------
LIABILITIES
Notes payable                               (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total liabilities                  (210,500,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available for benefits         $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $2,673,153,056
   Interest bearing cash                                                                    41           17,095,400
   U.S. government securities                                                                            27,922,728
   Corporate debt instruments                                                                            39,324,506
   Insurance contracts                                                                                   23,560,824
   Interest in common/
     collective trusts                         26,361,477                                                26,361,477
   Loans to participants                                          87,168,848                             87,168,848
   Earthgrains Company, Inc.
     common stock                                                                   29,477,579           29,477,579
   Other investments<F*>                               --                 --            74,904          302,546,698
                                              -----------        -----------       -----------       --------------
      Total investments                        26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
         Total assets                          26,361,477         87,168,848        29,552,524        3,226,611,116
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
         Total liabilities                             --                 --                --         (210,500,000)
                                              -----------        -----------       -----------       --------------
Net assets available for benefits             $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

<F*> Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                                  PAGE 2 OF 4
MARCH 31, 1998
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
ASSETS
Cash
Investments at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                $1,764,699,829       $        --      $        --     $         --      $        --
   Interest bearing cash                       3,720,727                            129,620
   U.S. government securities                                    9,361,836       19,483,013
   Corporate debt instruments                                   10,442,678       28,354,090
   Insurance contracts
   Interest in common/
     collective trusts                                                                                             21,318,878
   Loans to participants
   Earthgrains Company, Inc.
     common stock
   Other investments<F*>                          22,830         4,178,856          393,846      244,609,595               --
                                          --------------       -----------      -----------     ------------      -----------
      Total investments                    1,768,443,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------
         Total assets                      1,768,443,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------

LIABILITIES
Notes payable                               (247,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total liabilities                  (247,200,000)               --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
Net assets available for benefits         $1,521,243,386       $23,983,370      $48,360,569     $244,609,595      $21,318,878
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT        COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
ASSETS
Cash
Investments at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock<F*>                    $        --        $        --       $        --       $1,764,699,829
   Interest bearing cash                                                                    15            3,850,362
   U.S. government securities                                                                            28,844,849
   Corporate debt instruments                                                                            38,796,768
   Insurance contracts
   Interest in common/
     collective trusts                         10,798,861                                                32,117,739
   Loans to participants                                          83,211,937                             83,211,937
   Earthgrains Company, Inc.
     common stock                                                                   35,407,087           35,407,087
   Other investments<F*>                       10,800,360                 --           163,726          260,169,213
                                              -----------        -----------       -----------       --------------
      Total investments                        21,599,221         83,211,937        35,570,828        2,247,097,784
                                              -----------        -----------       -----------       --------------
         Total assets                          21,599,221         83,211,937        35,570,828        2,247,097,784
                                              -----------        -----------       -----------       --------------
LIABILITIES
Notes payable                                          --                 --                --         (247,200,000)
                                              -----------        -----------       -----------       --------------
         Total liabilities                             --                 --                --         (247,200,000)
                                              -----------        -----------       -----------       --------------
Net assets available for benefits             $21,599,221        $83,211,937       $35,570,828       $1,999,897,784
                                              ===========        ===========       ===========       ==============

<F*>  Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                       PAGE 3 OF 4
FOR THE YEAR ENDED MARCH 31, 1999
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   56,239,131       $   934,830      $ 2,369,554     $ 16,634,437      $ 1,670,801
      Employer                                 4,569,194                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total contributions                  60,808,325           934,830        2,369,554       16,634,437        1,670,801

Investment income:
   Interest                                    1,622,339         1,436,593        2,896,665        5,305,433              120
   Dividends                                  38,905,478
   Net realized and unrealized
     appreciation in fair
     value of investments                  1,048,963,294         1,148,887          114,341       45,686,098        2,004,553
                                          --------------       -----------      -----------     ------------      -----------
         Total additions                   1,150,299,436         3,520,310        5,380,560       67,625,968        3,675,474
                                          --------------       -----------      -----------     ------------      -----------

Deductions from net assets attributed to:
   Distributions to participants             158,224,057         7,902,458        5,951,000       23,801,297        1,289,091
   Interest expense                           20,292,030
   Administrative expenses                        30,996                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total deductions                    178,547,083         7,902,458        5,951,000       23,801,297        1,289,091
                                          --------------       -----------      -----------     ------------      -----------
Net transfers (out) in                       (13,247,324)        2,735,329       (2,413,697)      13,571,779         (144,437)
                                          --------------       -----------      -----------     ------------      -----------
Net increase (decrease)                      958,505,029        (1,646,819)      (2,984,137)      57,396,450        2,241,946

Net assets available for benefits:
   Beginning of year                       1,521,243,386        23,983,370       48,360,569      244,609,595       21,318,878
                                          --------------       -----------      -----------     ------------      -----------
   End of year                            $2,479,748,415       $22,336,551      $45,376,432     $302,006,045      $23,560,824
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,453,067        $        --       $        --       $   79,301,820
      Employer                                         --                 --                --            4,569,194
                                              -----------        -----------       -----------       --------------
         Total contributions                    1,453,067                 --                --           83,871,014

Investment income:
   Interest                                                        7,388,292               118           18,649,560
   Dividends                                                                           209,769           39,115,247
   Net realized and unrealized
     appreciation in fair
     value of investments                       3,289,062                 --         1,575,592        1,102,781,827
                                              -----------        -----------       -----------       --------------
         Total additions                        4,742,129          7,388,292         1,785,479        1,244,417,648
                                              -----------        -----------       -----------       --------------

Deductions from net assets attributed to:
   Distributions to participants                2,660,475          3,023,381         4,505,220          207,356,979
   Interest expense                                                                                      20,292,030
   Administrative expenses                             --                 --                --               30,996
                                              -----------        -----------       -----------       --------------
         Total deductions                       2,660,475          3,023,381         4,505,220          227,680,005
                                              -----------        -----------       -----------       --------------
Net transfers (out) in                          2,680,602           (408,000)       (3,298,563)            (524,311)
                                              -----------        -----------       -----------       --------------
Net increase (decrease)                         4,762,256          3,956,911        (6,018,304)       1,016,213,332

Net assets available for benefits:
   Beginning of year                           21,599,221         83,211,937        35,570,828        1,999,897,784
                                              -----------        -----------       -----------       --------------
   End of year                                $26,361,477        $87,168,848       $29,552,524       $3,016,111,116
                                              ===========        ===========       ===========       ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION                                       PAGE 4 OF 4
FOR THE YEAR ENDED MARCH 31, 1998
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
------------------------------------------------------------------------------------------------------------------------------------
                                          ANHEUSER-BUSCH        SHORT-TERM       MEDIUM-TERM       EQUITY           MANAGED
                                          COMPANIES, INC.      FIXED INCOME     FIXED INCOME       INDEX           BALANCED
                                            STOCK FUND            FUND              FUND            FUND             FUND
Additions to net assets attributed to:
   Contributions:
      Participants                        $   59,963,043       $ 1,211,998      $ 2,770,456     $ 11,176,034      $ 1,497,754
      Employer                                15,491,761                --               --               --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total contributions                  75,454,804         1,211,998        2,770,456       11,176,034        1,497,754

Investment income:
   Interest                                      885,882         1,004,353        2,840,890        2,800,378
   Dividends                                  41,728,864
   Net realized and unrealized
     appreciation in fair
     value of investments                    178,962,138            29,847        1,391,974       50,332,246        3,829,723
                                          --------------       -----------      -----------     ------------      -----------
         Total additions                     297,031,688         2,246,198        7,003,320       64,308,658        5,327,477
                                          --------------       -----------      -----------     ------------      -----------

Deductions from net assets attributed to:
   Distributions to participants             107,016,259         4,258,766        2,520,682        8,076,962        1,164,839
   Interest expense                           23,273,250
   Administrative expenses                        15,815                --          (11,148)              --               --
                                          --------------       -----------      -----------     ------------      -----------
         Total deductions                    130,305,324         4,258,766        2,509,534        8,076,962        1,164,839
                                          --------------       -----------      -----------     ------------      -----------
Net transfers in (out)                      (127,872,328)       10,427,353         (884,170)     101,497,681        6,349,379
                                          --------------       -----------      -----------     ------------      -----------
Net increase                                  38,854,036         8,414,785        3,609,616      157,729,377       10,512,017

Net assets available for benefits:
   Beginning of year                       1,482,389,350        15,568,585       44,750,953       86,880,218       10,806,861
                                          --------------       -----------      -----------     ------------      -----------
   End of year                            $1,521,243,386       $23,983,370      $48,360,569     $244,609,595      $21,318,878
                                          ==============       ===========      ===========     ============      ===========

                                                 INDEX                             EARTHGRAINS
                                               BALANCED          PARTICIPANT         COMPANY
                                                 FUND             LOAN FUND        STOCK FUND             TOTAL
Additions to net assets attributed to:
   Contributions:
      Participants                            $ 1,149,033        $        --       $        --       $   77,768,318
      Employer                                         --                 --                --           15,491,761
                                              -----------        -----------       -----------       --------------
         Total contributions                    1,149,033                 --                --           93,260,079

Investment income:
   Interest                                       125,864          7,003,752               716           14,661,835
   Dividends                                                                           151,586           41,880,450
   Net realized and unrealized
     appreciation in fair
     value of investments                       2,946,651                 --        17,367,264          254,859,843
                                              -----------        -----------       -----------       --------------
         Total additions                        4,221,548          7,003,752        17,519,566          404,662,207
                                              -----------        -----------       -----------       --------------

Deductions from net assets attributed to:
   Distributions to participants                  807,207          3,382,436         2,784,896          130,012,047
   Interest expense                                                                                      23,273,250
   Administrative expenses                             --                 --               (15)               4,652
                                              -----------        -----------       -----------       --------------
         Total deductions                         807,207          3,382,436         2,784,881          153,289,949
                                              -----------        -----------       -----------       --------------
Net transfers in (out)                         10,428,344          3,410,799        (3,234,526)             122,532
                                              -----------        -----------       -----------       --------------
Net increase                                   13,842,685          7,032,115        11,500,159          251,494,790

Net assets available for benefits:
   Beginning of year                            7,756,536         76,179,822        24,070,669        1,748,402,994
                                              -----------        -----------       -----------       --------------
   End of year                                $21,599,221        $83,211,937       $35,570,828       $1,999,897,784
                                              ===========        ===========       ===========       ==============